Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Color Star Technology Co., Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

((Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value US$0.04 per share	Rule 457(c)	4,200,000	$1.3	$5,460,000	0.0001102	$601.692
	Total Offering Amounts					$5,460,000
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$601.692

(1)	Consists of 4,200,000 Class A Ordinary Shares registered for sale by the Selling Shareholders.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high ($1.39) and low ($1.21) prices of the Class A Ordinary Shares as reported on the Nasdaq Capital Market on June 21, 2023, which is a date within five (5) business days prior to the filing date of this registration statement.